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                                                                   Exhibit 10.35

SHARE PURCHASE AGREEMENT


between

Freenet Information Technology Company Limited
As Seller


and


Effective Developments Limited
as Purchaser

relating to


the sale and purchase of the entire issued share capital of Rich Wealth Holdings Limited

SIMMONS & SIMMONS

35/th/ Floor Cheung Kong Center, 2 Queen's Road Central Hong Kong
Tel: (852) 2868 1131 Fax: (852) 2810 5040 DX 009121 Central 1

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                                    CONTENTS

1.   INTERPRETATION............................................................1

2.   SALE AND PURCHASE OF THE SHARES...........................................3

3.   CONSIDERATION.............................................................3

4.   CONDITIONS PRECEDENT......................................................4

5.   WARRANTIES................................................................5

6.   COVENANTS UP TO COMPLETION................................................6

7.   DISPOSAL OF CONSIDERATION SHARES..........................................7

8.   RESTRUCTURING.............................................................7

9.   RESCISSION................................................................8

10.  COMPLETION................................................................9

11.  ANNOUNCEMENTS............................................................10

12.  NOTICES..................................................................10

13.  RESOLUTIONS AND WAIVERS..................................................11

14.  GENERAL..................................................................11

15.  WHOLE AGREEMENT..........................................................11

16.  GOVERNING LAW............................................................12

SCHEDULE 1 : PARTICULARS OF THE COMPANY

SCHEDULE 2 : PARTICULARS OF THE SUBSIDIARY

SCHEDULE 3 : WARRANTIES OF COMPANY AND AIS

SCHEDULE 4 : WARRANTIES OF SHENZHEN FREENET

SCHEDULE 5 : CONDITIONS PRECEDENT

SCHEDULE 6 : TIMETABLE

SCHEDULE 7 : RESTRUCTURE

                                        i

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THIS AGREEMENT is dated 1/st/ September 2000 and made

BETWEEN:

(1) FREENET INFORMATION TECHNOLOGY COMPANY LIMITED, (the "Seller"), a company incorporated in the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands; and

(2) EFFECTIVE DEVELOPMENTS LIMITED, (the "Purchaser"), a company incorporated in the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.

WHEREAS:

(A) As at the date of this agreement, the Company is an exempt company with limited liability incorporated in the Cayman Islands, short particulars of which are set out in Schedule 1.

(B) The Purchaser is a wholly-owned subsidiary of Tom.com Limited whose shares are listed on GEM.

(C) The Seller is currently undergoing restructuring (the "Seller Restructuring"), upon completion of which the Seller shall become legally and beneficially entitled to the entire issued share capital of the Company.

(D) Upon the completion of the Seller Restructuring, the Company shall become the legal and beneficial owner of the entire issued share capital of AIS. AIS entered into three option and pledge agreements (the "Pledge and Option Agreements") on 6 December 1999 with Shenzhen Freenet and each of Sing Wang, Peng Wang and Ying Wang (the "SF Shareholders"), respectively. Pursuant to the Pledge and Option Agreements, each of the SF Shareholders agreed to grant AIS an option to acquire all his shareholding in Shenzhen Freenet at an agreed price. Each of the SF Shareholders has also pledged his shareholding in Shenzhen Freenet to AIS as a guarantee of his obligations under the mentioned pledge.

(E) Shenzhen Freenet is a company established under the laws of the PRC. Shenzhen Freenet is the owner and operator of the 163.net free electronic mail service and its related 1hao.com electronic commerce services.

(F) The Seller wishes to sell and, in reliance upon (inter alia) the representations, warranties and undertakings set out in this agreement, the Purchaser wishes to purchase all the issued share capital of the Company (the "Sale Shares") on the terms and subject to the conditions set out in this agreement.

IT IS AGREED as follows:

1.   INTERPRETATION
     --------------

1.1  In this agreement:

     "Accounts" means the unaudited balance sheets as at the Accounts Date and the unaudited profit and loss accounts for the seven months ended on 31 July 2000 of AIS and Shenzhen Freenet;

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     "Accounts Date" means 31 July 2000;

     "AIS" means Advanced Internet Services Limited, a company incorporated under the laws of Hong Kong;

     "Business Day" means any day (excluding a Saturday) on which banks in Hong Kong are generally open for business;

     "Company" means Rich Wealth Holdings Limited;

     "Completion" means completion of the sale and purchase of the Sale Shares in accordance with clause 10;

     "Consent" includes any licence, consent, approval, authorisation, permission, waiver order or exemption;

     "Consideration" means the consideration for the Sale Shares as is payable under clause 3;

     "Consideration Shares" means those ordinary shares of HK$0.10 each in the capital of Tom.com Limited to the Seller and/or its nominee(s) credited as fully paid under clause 3;

     "GEM" means the Growth Enterprise Market of the Stock Exchange;

     "GEM Listing Rules" means the Rules Governing the Listing of Securities on GEM;

     "Group" means the Company and its subsidiaries, and the expression "member of the Group" shall be construed accordingly;

     "HK$" means the legal currency in Hong Kong;

     "Hong Kong" means the Hong Kong Special Administrative Region of the PRC;

     "Intellectual Property Rights" means all and any patents, trademarks, service marks, trade names, registered designs, unregistered design rights, copyrights and rights in confidential information, and all and any other intellectual property rights, whether registered or unregistered, and including all applications and rights to apply for any of the same;

     "PRC" means the People's Republic of China;

     "Purchaser's Solicitors" means Simmons & Simmons of 35/th/ Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong;

     "Seller" includes the estate and personal representatives of the Seller;

     "Shenzhen Freenet" means Shenzhen Freenet Information Technology Company Limited, a company established under the laws of the PRC.

     "Stock Exchange" means The Stock Exchange of Hong Kong Limited;

     "subsidiary" shall have the meanings given in section 2 of the Companies Ordinance (Cap.32 of the laws of Hong Kong);

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     "Tom Shares" means the shares in the capital of Tom.com Limited;

     "US$" means the legal currency of the United States of America;

     "Waiver" means a waiver granted by the Stock Exchange to the Purchaser waiving its requirement to hold an extraordinary general meeting pursuant to rule 20.32 of the GEM Listing Rules; and

     "Warranties" means the representations and warranties on the part of the Seller contained in clause 5.1.

1.2  Any reference, express or implied, to an enactment includes references to:

     (A) that enactment as amended, extended or applied by or under any other enactment before or after this agreement;

     (B) any enactment which that enactment re-enacts (with or without modification); and

     (C) any subordinate legislation made (before or after this agreement) under any enactment, including one within paragraph (A) or paragraph
          (B) above.

1.3 Where any statement is qualified by the expression "so far as the Seller is aware" or "to the best of the Seller's knowledge and belief" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry.

1.4 Words denoting persons shall include bodies corporate and unincorporated associations of persons.

1.5  Words denoting the singular denote the plural and vice versa.

1.6  Wording importing a gender shall include each other gender.

1.7  Clauses 1.1 to 1.6 above apply unless the contrary intention appears.

1.8  The headings in this agreement do not affect its interpretation.

2.   SALE AND PURCHASE OF THE SHARES
     -------------------------------

2.1 The Seller as legal and beneficial owner shall sell and the Purchaser shall purchase the Sale Shares.

2.2  The Seller covenants with the Purchaser as follows:

     (A) that it has the right to sell and transfer the full legal and beneficial interest in the Sale Shares; and

     (B) that on or after Completion it will, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Purchaser may from time to time reasonably require in order to vest any of the Sale Shares in the Purchaser or its assignee or otherwise may be necessary to give full effect to this agreement.

2.3 The Sale Shares shall be sold free from all liens, charges, equities and encumbrances and together with all rights attaching to them.

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3.   CONSIDERATION
     -------------

     The consideration for the sale of the Sale Shares shall be the sum of US$45 million which shall be satisfied by:

     (A) the allotment by Tom.com Limited to the Seller and/or its nominee(s) of 61,686,000 Consideration Shares credited as fully paid; and

     (B)  the payment by Tom.com Limited to the Seller of HK$6,663.00 in cash.

4.   CONDITIONS PRECEDENT
     --------------------

4.1 Without prejudice to clause 9 the sale and purchase of the Sale Shares is conditional on:

     (A) subject to a Waiver being granted, the shareholders of the Purchaser having approved in general meeting the transaction contemplated under this agreement, with such shareholders abstaining from voting as may be so required by law and the GEM Listing Rules or by the Stock Exchange;

     (B) the Stock Exchange having approved the listing of, and permission to deal in, the Consideration Shares;

     (C) all other Consents (if any) which are required for the entering into or the performance of obligations under this agreement by the parties having been obtained, including, without limitation, the Consents (if required) of the shareholders of the Seller, the Stock Exchange and such Consents (if any) remaining in full force and effect and there being no statement, notification to revoke or not to renew the same having been received;

     (D) the Purchaser having reasonably satisfied with the production of such documents and fulfilment of matters set out in Schedule 5.

     (E) the Seller waiving all shareholders' loans or other loans, with the exception of US$3 million, advanced by the shareholders of the Company to AIS and AIS to Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited as stated in the Accounts. The said sum of US$3 million shall be repaid by the Purchaser to the Seller within 90 Business Days from the date of Completion; and

     (F) the delivery of all documents duly executed in accordance with clause 10.2(A) of this agreement.

4.2 Each of the parties shall use its reasonable endeavours to procure the fulfilment of the conditions set out in clause 4.1 by no later than the earlier of:

     (A) a total of 39 calendar days and an additional 4 business days from the date of this agreement as indicated from the draft timetable in
          Schedule 6, if a Waiver is not granted; or

     (B) a total of 22 calendar days and an additional 4 business days from the date of this agreement as indicated from the draft timetable in
          Schedule 6, if a Waiver is granted.

          or such later date as the parties may agree.

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     In particular, the Seller shall furnish such information and documents and if so required, the Seller shall provide such assistance to the Purchaser to satisfy those matters as reasonably required by the Stock Exchange for the purpose of fulfilling the conditions as set out in clause 4.1

4.3 The Purchaser will use its reasonable endeavours to apply and obtain for the Waiver contemplated in clause 4.2.

4.4 Each party shall send a notice in writing to the other party together with evidence in support thereof as soon as practicable after the conditions set out in clause 4.1 have been fulfilled, notifying such fulfilment.

4.5 If the conditions set out in clause 4.1 shall not have been fulfilled (or waived) on or prior to the dates set out in clauses 4.2 (A) or 4.2 (B) (as the case may be) (or such later time and/or date as the parties may agree in writing), this agreement shall forthwith lapse automatically and be of no further effect (save and except clauses 11, 12 and 16) and in such event, the parties agree that the party for whose failure or inability to fulfil the conditions set out in clause 4.1 shall be responsible to reimburse all the reasonable out-of-pocket expenses and legal costs incurred by the other party in connection with this agreement.

5.   WARRANTIES
     ----------

5.1 The Seller represents and warrants to the Purchaser that each of the statements set out in Schedules 3 and 4 is true and accurate.

5.2 Each of the Warranties set out in the several paragraphs of Schedules 3 and 4 is separate and independent and except as expressly provided to the contrary in this agreement is not limited by reference to any other paragraph of Schedules 3 and 4.

5.3 The Seller agrees with the Purchaser to waive any rights or claims which it may have against the Purchaser, the Group and Shenzhen Freenet in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any member of the Group, Shenzhen Freenet or their employees in connection with the giving of the Warranties by the Seller.

5.4 In the event that any of the Warranties has been found to be untrue, misleading or being breached before Completion, the parties agree to negotiate in good faith to reach an agreement for a mechanism in resolving the difference arising from any of the Warranties being untrue, misleading or breached.

5.5 The parties shall use their best endeavours to resolve the difference referred to in clause 5.4 within 14 days from the date of the written notice being served by the Purchaser on the Seller advising on the specific Warranty identified as being untrue, misleading or breached.

6.   COVENANTS UP TO COMPLETION
     --------------------------

6.1 The Seller shall procure that without the written consent of the Purchaser (which shall not be unreasonably withheld):

     (A) save and except matters contemplated under this agreement (including but not limited to the Seller Restructuring) or otherwise than in the ordinary course of business, no member of the Group or Shenzhen Freenet shall before Completion:

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          (1)  incur any expenditure exceeding US$5,000 on capital account as per single transaction; or

          (2) dispose of or grant any option or right of pre-emption in respect of any part of its assets except in the ordinary course of business; or

          (3) borrow any money (except borrowings from its bankers and its shareholders), or make any payments out of or drawings on its bank account(s) (except in the ordinary course of business); or

          (4)  enter into any unusual or abnormal contract or commitment or:

               (a)  make any loan;

               (b) enter into any leasing, hire purchase or other agreement or arrangements for payment on deferred terms; or

               (c)  declare, make or pay any dividend or other distribution; or

               (d) grant, issue or redeem any mortgage, charge, debenture or other security or give any guarantee or indemnity; or

               (e) make any change in the terms and conditions of employment of any of its directors or employees or employ or terminate (except for good cause) the employment of any key employees;

               (f) permit any of its insurance to lapse or do any thing which would make any policy of insurance void or voidable;

               (g) create, issue, purchase or redeem any class of share or loan capital; or

               (h) with the exception of paragraph (c) above, no member of the Group or Shenzhen Freenet shall before Completion enter into any written agreement to do anything of the foregoing. With respect to paragraph (c) above, no member of the Group or Shenzhen Freenet shall before Completion agree to do anything set out in paragraph (c) above; or

               (i) in any other way depart from the ordinary course of its day-to-day operation.

     (B) save and except matters contemplated in this Agreement (including but not limited to Seller Restructuring), the Seller shall not before
          Completion:

          (1) dispose of any interest in the Sale Shares, the shares in the capital of AIS and the interest in Shenzhen Freenet or any of them or grant any option or right of pre-emption over, or mortgage, charge or otherwise encumber the Sale Shares, the shares in the capital of AIS and the interest in Shenzhen Freenet or any of them;

          (2) save and except those resolutions required to perform the terms of this agreement, permit any member of the Group or Shenzhen Freenet to pass any resolution in general meeting which will have a material or adverse effect on the Group or Shenzhen Freenet; and

          (3) do or omit to do or cause or allow to be done or omitted to be done any act or thing which would result (or be likely to result) in a material breach of any of the Warranties if the Warranties were repeated at Completion, save and except those beyond the control of the Seller.

     (C)  the Seller shall not on or prior to the dates set out in clauses 4.2
          (A) or 4.2 (B) (as the case may be) negotiate or enter into any discussion, memorandum of understanding, letter of intent, agreement, contract, understanding or arrangement (whether legally binding or not) or continue or permit to continue any such negotiation or arrangement and accept, solicit, entertain or consider any offer or offers, in each case in respect of the sale, transfer or assignment of any of the interest in any member of the Group and Shenzhen Freenet.

6.2 Until Completion the Seller shall procure that the Purchaser, its agents and representatives are given full access to the books and records and such information of the Group and Shenzhen Freenet for the purpose of conducting legal and financial due diligence on the Group and Shenzhen Freenet as the Purchaser may reasonably require.

6.3 The Seller shall as soon as practicable notify the Purchaser in writing of any matter or thing which arises or becomes known to it before Completion which constitutes (or would after the lapse of time constitute) a misrepresentation or a breach of any of the Warranties or the undertakings or other provisions set out in this agreement.

6.4 The Purchaser shall take all reasonable action to procure necessary approvals, including approval by shareholders of Tom.com Limited and approvals from the Stock Exchange, in relation to the transaction contemplated under this agreement and the issuance of the Consideration Shares to the Seller in accordance with clause 3.

7.   DISPOSAL OF CONSIDERATION SHARES
     --------------------------------

7.1 Subject to clause 7.2, the Seller undertakes with the Purchaser that it shall not and shall procure its shareholders not to dispose or caused to be disposed more than 2 million Consideration Shares, in aggregate, per trading day (the "Share Sale Limit").

7.2 The Seller may carry forward any unused portions of the Share Sale Limit to be used on the subsequent trading day or days provided that the Seller shall not and shall procure its shareholders not to dispose or caused to be disposed more than 5 million Consideration Shares, in aggregate, on any trading day.

7.3 Subject to the clauses 7.1 and 7.2, the Seller shall have the absolute discretion in all respects to dispose the Consideration Shares upon Completion.

8.   RESTRUCTURING
     -------------

8.1 The Seller undertakes with the Purchaser that it shall undertake and shall procure the Company, AIS and their respective shareholders to undertake the restructuring of the Company, its subsidiaries and Shenzhen Freenet into the corporate structure as set out in Schedule 7 (the "Restructuring") as soon as possible after Completion, in any event the Restructuring shall be completed within three months from the date of Completion.

8.2  Pursuant to the Restructuring, the parties agree as follows:

     (A) the Seller shall procure the transfer of AIS' interests in Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited to the Seller or its nominees;

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

     (B) the Seller shall waive all shareholders' loans or other loans, with the exception of US$3 million, advanced by the shareholders of the Company to AIS and AIS to Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited as stated in the Accounts;

     (C) the Seller shall procure the transfer of Ying Wang's entire shareholding in Shenzhen Freenet to Sing Wang and the parties will procure the execution of an option and pledge agreement in favour of AIS for those shares acquired by Sing Wang from Ying Wang;

     (D) the Seller shall procure the termination of consultancy and/or service contracts entered into between Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited and Shenzhen Freenet with no claim against Shenzhen Freenet;

     (E) the Purchaser shall procure the execution of service and/or consultancy contracts for the provision of various services to Shenzhen Freenet by a wholly foreign owned enterprise of Tom.com Limited established under the laws of the PRC ("Tom WFOE"). The service and/or consultancy contracts shall be terminable only by Tom WFOE; and

     (F)  the Purchaser shall establish Tom WFOE prior to Completion.

8.3  Freenet warrants that:

     (A) upon completion of the Restructuring, the only asset of the Company shall be its equity interest in AIS; and

     (B) AIS shall maintain its rights under the Option and Pledge Agreements entered into by AIS, Shenzhen Freenet and each of Sing Wang and Peng Wang, respectively.

8.4 The Purchaser shall procure the Company to repay the shareholders' loan of US$3 million to the Seller within 90 Business Days from the date of Completion.

8.5 The Seller undertakes with the Purchaser that the Seller Restructuring will be completed within 25 days from the date of this agreement.

8.6 The Seller agrees that a supplemental agreement will be entered into between AIS, Shenzhen Freenet and each of Sing Wang and Peng Wang changing the governing law under clause 7.7 of the Option and Pledge Agreements from the law of the state of New York to Hong Kong and amending clause 6 of the Option and Pledge Agreements.

9.   RESCISSION
     ----------

9.1  If before Completion:

     (A)  there is any material breach of the Warranties; or

     (B) the Seller is in material breach of any obligation on its part under this agreement and, where that breach is capable of remedy, it is not remedied to the Purchaser's reasonable satisfaction; or

     (C) anything occurs which, had it occurred on or before the date of this agreement, would have constituted a material breach of the Warranties; or

     (D) anything occurs (except something arising from an act or omission of the Purchaser) which has, or would be likely to have after Completion, a material adverse effect on the business of any member of the Group and Shenzhen Freenet (as presently carried on) including but not limited to any of the following:

          (1) a strike, lock-out or other significant industrial dispute arising;

          (2) any litigation or arbitration proceedings being instituted by or against any member of the Group or Shenzhen Freenet which may have a material effect on the Group or Shenzhen Freenet, as the case may be;

          (3) any significant fixed asset of the Group or Shenzhen Freenet being destroyed or damaged which cannot be replaced or repaired,

          then, but without prejudice to any other rights or remedies available to the Purchaser, the Purchaser may without any liability to the Seller elect not to complete the purchase of the Sale Shares by giving notice in writing to the Seller.

9.2 If the Purchaser elects not to complete the purchase of the Sale Shares in any of the circumstances mentioned in paragraph (B) of clause 9.1 above, or if the Purchaser rescinds this agreement under the general law, then (but without prejudice to any other rights or remedies available to the Purchaser) the Seller shall indemnify the Purchaser against all reasonable costs, charges and expenses incurred by it in connection with the negotiation, preparation and rescission of this agreement.

10.  COMPLETION
     ----------

10.1 Completion shall take place at the offices of the Purchaser's Solicitors on 35th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong or at such time and on the Business Day following the dates set out in clause 4.2
     (A) or 4.2 (B) (as the case may be) (or such later date as the parties may agree).

10.2 At Completion the Seller shall procure:

     (A)  the delivery to the Purchaser of:

          (1) instruments of transfer, bought and sold notes duly executed by the Seller transferring all the entire issued share capital of the Company to Purchaser and/or its nominees;

          (2) the share certificate(s) representing the Sale Shares (or an express indemnity in a form satisfactory to the Purchaser in the case of any found to be missing);

          (3) the certificate of incorporation, common seal, minute books, statutory registers and share certificate books of the Company;

          (4) a certified copy of all necessary documents to transfer AIS' entire interest in Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited to the Seller and/or its nominees;

          (5) a deed of waiver waving all shareholders' loans and other loans, with the exception of US$3 million, advanced by the shareholders of the Company to

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

               AIS and AIS to Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited as stated in the Accounts;

          (6) all necessary documents duly executed by Ying Wang and Sing Wang for the transfer of Ying Wang's entire interest in Shenzhen Freenet to Sing Wang;

          (7) duly executed termination agreements for the termination of consultancy and/or service contracts between each of Yi Zi Man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited and Shenzhen Freenet. Each termination agreement shall contain a no claim clause against Shenzhen Freenet;

          (8) an Option and Pledge Agreement duly executed by Sing Wang in favour of AIS for all those shares acquired from Ying Wang;

          (9) blank transfer forms duly signed by Sing Wang and Peng Wang in escrow pursuant to the Option and Pledge Agreements; and

          (10) board minutes of the respective companies resolving matters under paragraphs 1, 2, 4, 6, 7 and 8 above.

     (B) Upon completion of all matters referred to in clause 10.2 above the Purchaser shall deliver the Consideration Shares due and deliverable to the Seller and/or its nominees. The Seller shall require no more than 50 definitive share certificates for the Consideration Shares.

10.3 If for any reason the provisions of clause 10.2 above are not fully complied with the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) to rescind this agreement or to fix a new date for Completion.

11.  ANNOUNCEMENTS
     -------------

     No party shall make or permit any person connected with it to make any announcement concerning this sale and purchase or any ancillary matter before, on or after Completion except as required by law or any competent regulatory body or with the written approval of the Purchaser, such approval shall not to be unreasonably withheld or delayed. Any announcement made by a party shall be reviewed and approved in principle by the other party.

12.  NOTICES
     -------

12.1 Any notice or other document to be served under this agreement may be delivered or sent by post or express courier or telex or facsimile process to the party to be served at its address below or at such other address as it may have notified to the other party in accordance with this clause.

          If to the Seller, to:

          c/o New China Management Corp.
          2 American Lane
          Greenwich, Connecticut USA 06832-2571
          Facsimile No.: 1 203 862 8889
          with copy to:

          Stevenson, Wong & Lai
          2002-2009 Edinburgh Tower
          The Landmark
          15 Queen's Road Central
          Hong Kong
          Facsimile No.:  (852) 2845 0638
          Attention: Hank Lo

          If to the Purchaser, to:

          48/th/ Floor, The Center,
          99 Queen's Road Central,
          Hong Kong.
          Attention: Company Secretary
          Facsimile No.: (852) 2189 7446

12.2 Any notice or document shall be deemed to have been served:

     (A)  if delivered, at the time of delivery; or

     (B) if posted within Hong Kong, at 10:00 a.m. on the second Business Day after it was put into post; or

     (C) if sent by telex or facsimile process, at the expiration of 2 hours after the time of despatch if despatched before 3:00 p.m. on any Business Day, and in any other case at 10:00 a.m. on the Business Day following the date of despatch; or

     (D) If express courier, at 10:00a.m. on the fifth Business Day after it was sent to the courier.

12.3 In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted as a prepaid letter or that the telex or facsimile message was properly addressed and despatched as the case may be.

13.  RESOLUTIONS AND WAIVERS
     -----------------------

13.1 In relation to each member of the Group and Shenzhen Freenet the Seller shall procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions as are necessary under the applicable laws, its articles of association (or its equivalent document) or any agreement or obligations affecting it to give effect to this agreement.

13.2 The Seller waives (and shall procure the waiver by his nominee(s) of) all rights of pre-emption which it (or such nominee(s)) may have (whether under the Company's articles of association or otherwise) in respect of the transfer to the Purchaser or its nominee(s) of the Sale Shares or any of them.

14.  GENERAL
     -------

14.1 Each of the obligations, Warranties and undertakings set out in this agreement which is not fully performed at Completion will continue in force after Completion.

14.2 For so long after Completion as it remains the registered holder of any of the Sale Shares, the Seller shall hold them and any distributions, property and rights deriving from them in trust for the Purchaser and shall deal with the Sale Shares and any distributions, property and rights deriving from them as the Purchaser directs; in particular, the Seller shall exercise all voting rights as the Purchaser directs or shall execute an instrument of proxy or other document which enables the Purchaser or its representative to attend and vote at any meeting of the Company.

14.3 None of the rights or obligations under this agreement may be assigned or transferred without the prior written consent of all the parties.

14.4 Time is of the essence in relation to this agreement.

14.5 Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

14.6 This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any party may enter into this agreement by executing a counterpart.

15.  WHOLE AGREEMENT
     ---------------

15.1 This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transactions contemplated by this agreement and supersede all previous agreements between the parties relating to these transactions.

15.2 The Seller acknowledges that the Purchaser has not made any representations or warranties which have caused the Seller to agree to accept the Consideration Shares or on which the Seller has placed any reliance in agreeing to accept the Consideration Shares.

15.3 Each of the parties acknowledges that in agreeing to enter to this agreement it has not relied on any representation, warranty or other assurance except those set out in this agreement.

16.  GOVERNING LAW
     -------------

16.1 This agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

16.2 The Seller submits to the jurisdiction of the Hong Kong courts for all purposes relating to this agreement.

AS WITNESS the hands of the Seller and of a duly authorised officer of the Purchaser on the date which appears first on page 1.

SIGNED BY Hermann Leung            )
For an on behalf                   )  /s/ Hermann Leung
FREENET INFORMATION TECHNOLOGY     )
LIMITED                            )
in the presence of:                )

SIGNED BY   Guy Look               )
For an on behalf                   )  /s/ Guy Look
EFFECTIVE DEVELOPMENTS LIMITED     )
in the presence of:                )

                     SCHEDULE 1 : PARTICULARS OF THE COMPANY

Registered number:     CR-97043

Registered office:     P.O. Box 957, Offshore Incorporate Centre, Road Town,
                       Tortola, British Virgin Islands

Date and place of
incorporation:         15 February 2000, Cayman Islands

                    SCHEDULE 2: PARTICULARS OF THE SUBSIDIARY

Advanced Internet Services Limited
----------------------------------

Registered number:                      687366

Registered office:                      Rooms 2002-2009, 20/th/ Floor, Edinburgh
                                        Tower, The Landmark, 15 Queen's Road
                                        Central, Hong Kong

Place of incorporation:                 Hong Kong

Directors:                              LEUNG Ping Chung Hermann

                                        WOLANSKY Paul

                                        WANG Sing

                                        YANG Shanggang

Secretary:                              Paralegal Services Limited

Authorised capital:                     US$100,000 divided into 10,000,000
                                        shares of US$0.01 each

Issued capital:                         100,000 shares of US$0.01 each

                    SCHEDULE 3: WARRANTIES OF COMPANY AND AIS

For the purpose of this Schedule 3 "Companies" means the Company and AIS and "Company" means any of them.

1.   GENERAL

1.1  Accuracy of recitals and schedules

     The particulars relating to the Companies set out in the recitals to this Agreement are true and accurate.

1.2  Memorandum and articles of association, statutory books and returns

     (A) The copy of the memorandum and articles of association (or the equivalent documents) of each Company which has been given to Simmons & Simmons is accurate and complete in all respects and has annexed or incorporated copies of all resolutions or agreements required to be so annexed or incorporated by the rules and regulations governing companies in Hong Kong or other applicable laws.

     (B) The register of members and other statutory books and registers of each Company have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

     (C) All returns and particulars, resolutions and other documents which a Company is required by law to file with or deliver to the registrar of companies or its equivalent have been correctly made up and duly filed or delivered.

1.3  The Seller's other interests

     The Seller does not have any interest, directly or indirectly, in any business which is or is likely to be competitive with the business of any Company.

1.4  Ownership of the Sale Shares

     (A) The Sale Shares constitutes the entire issued and allotted share capital of the Company.

     (B) No person is entitled or has claimed to be entitled to require any Company to issue any share or loan capital either now or at any future date whether contingently or not.

     (C) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Sale Interest, or any shares in the capital of AIS nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

     (D) The Seller is entitled to sell and procure the transfer of the full legal and beneficial ownership in the Sale Shares to Purchaser on the terms set out in this Agreement.

1.5  Subsidiaries, associations and branches

     (A)  AIS is the only subsidiary of the Company.

     (B)  AIS has three subsidiaries, namely,

          (1)  Yi Zi Man Precision Equipment (Shenzhen) Company Limited;

          (2) Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited; and

          (3)  Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited.

     (C) The Companies are not members of any partnership or other unincorporated association, joint venture or consortium.

1.6  Ownership of assets

     (A) The Company owned at the Accounts Date all the assets included in the Accounts.

     (B) Except for current assets offered for sale or sold in the ordinary course of trading, no Company has since the Accounts Date disposed of any of the assets included in the Accounts or any assets acquired or agreed to be acquired since the Accounts Date.

     (C) None of the property, assets, undertaking, goodwill or uncalled capital of any Company is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption) or any agreement or commitment to give or create any of the foregoing.

     (D) The assets of each Company comprise all the assets necessary for the continuation of its business as carried on at the date of this Agreement.

1.7  Vulnerable antecedent transactions

     No Company has been a party to a transaction or entered into any disposition of property pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by any Company is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person.

1.8  Compliance with statutes

     No Company, nor any of its officers, agents or employees (during the course of their duties), has done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty or other liability or sanction on the part of that Company.

1.9  Licences and consents

     Each Company has all licences (including statutory licences) and consents necessary to own and operate its assets and to carry on its business as it does at present and the Seller is not aware of anything that might result in the revocation, suspension or modification of any of those licences or consents or that might prejudice their renewal.

1.10 Insider contracts

     (A) Save as disclosed by the Seller including but not limited to the documents as set out in the list attached hereto as Appendix B, no Company is a party to any contract or arrangement in which the Seller or any person connected with the Seller is interested, directly or indirectly, nor has there been any such contract or arrangement at any time since the Company's incorporation.

     (B) No Company is a party to, nor have its profits or financial position since its date of incorporation been affected by, any contract or arrangement which is not of an entirely arm's length nature.

     (C) Neither the Seller nor any person connected with the Seller is a party to any outstanding agreement or arrangement for the provision of finance, goods, services or other facilities to or by any Company or in any way relating to any Company or its affairs.

1.11 Litigation

     (A) To the best knowledge and belief of the Seller and as at the date hereof, the Seller has not received any written notice in which between a Company is engaged in litigation or arbitration proceedings.

     (B) To the best knowledge and belief of the Seller, the Seller has not done or omitted to do anything which will give rise to any litigation or arbitration proceedings by or against any Company.

     (C) To the best knowledge and belief of the Seller and as at the date hereof, the Seller has not received any written notice in which a Company is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body.

1.12 Insolvency

     To the best knowledge and belief of the Seller and as at the date hereof, the Seller has not received any written notice in which:

     (A) written notice in which any receiver, liquidator, provisional administrator or other person carrying on similar function has been appointed in respect of any Company or in respect of the whole or any part of the assets or undertaking of any Company.

     (B) written notice in which any winding up or administrative order has been made and any petition has been presented for such an order in respect of any Company.

     (C) notice in which any meeting has been convened at which a resolution shall be proposed, any resolution has been passed, any petition has been presented and any order has been made for the winding up or dissolution of any Company or for an administrative order in respect of any Company.

     (D) notice in which any Company has stopped or suspended payment of its debts, become unable to pay its debts (within the meaning of Section 178 of the Companies Ordinance or any similar law) or otherwise become insolvent.

     (E) written notice in which any unsatisfied judgment, order or award is outstanding against any Company and any written demand under Section 178(1)(a) of the

          Companies Ordinance or any similar law has been made against any Company and any distress or execution has been levied on, or other process commenced against, any asset of any of the Companies.

     (F) any circumstances have arisen which entitle any person to take any action, appoint any person, commence proceedings or obtain any order of the type mentioned in subparagraphs (A) to (E) above.

1.13 Capacity and consequences of sale

     (A) The Seller has the requisite power and authority to enter into and perform this Agreement.

     (B) This Agreement constitutes binding obligations on the Seller in accordance with their respective terms.

     (C)  Compliance with the terms of this Agreement does not and will not:

          (1)  conflict with or constitute a default under any provision of:

               (a) any agreement or instrument to which the Seller or any Company is a party; or

               (b) the Companies' or the Seller's memoranda or articles of association (or equivalent documents); or

               (c) any lien, lease, order, judgment, award, injunction, decree, ordinance or regulation or any other restriction of any kind or character by which the Seller or any Company is bound; or

          (2) relieve any other party to a contract with any Company of its obligations or enable that party to vary or terminate its rights or obligations under that contract; or

          (3) result in the creation or imposition of any lien, charge or encumbrance of any nature on any of the property or assets of any Company.

2.   ACCOUNTS AND FINANCIAL

2.1  Accuracy of Accounts

     To the best belief and knowledge of the Seller, the Accounts of AIS:

     (A) have been prepared in accordance with generally accepted accounting principles and practices, the Companies Ordinance (Cap 32 of the Laws of Hong Kong) and other applicable statutes and regulations;

     (B) correctly state the material assets of the Companies and give a true and fair view of the state of affairs of the Companies as at the Accounts Date and of the profit or loss of the Companies for the period ended on the Accounts Date or (as the case may be) in respect of the periods for which they were prepared;

     (C) contain either provisions which the Seller believes to be adequate to cover, or full particulars in notes, of all taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of the Companies as at the Accounts Date; and

     (D) are not materially and adversely affected by any unusual or non-recurring items.

2.2  Book debts

     Other than the shareholders' loans and such other loans as shown in the Accounts, there are no outstanding book debts.

2.3  Books and records

     To the best belief and knowledge of the Seller, all accounts, books, ledgers, and other financial records of the Companies:

     (A) have been properly maintained and contain accurate records of all matters required to be entered in them in accordance with generally accepted accounting principles and practices, and applicable statues and regulations; and

     (B) give a true and fair view of the matters which ought to appear in them.

2.4  Position since Accounts Date

     Since the Accounts Date:

     (A) the Companies have conducted its business in a normal and proper manner;

     (B) the Companies have not entered into any unusual contract or commitment or otherwise depart from its normal course of trading; and

     (C) there has been no material adverse change to the Accounts since Accounting Date.

2.5  Capital commitments

     Except as disclosed by the Seller, no Company had any commitments on capital account outstanding at the Accounts Date and since the Accounts Date no Company has entered into nor agreed to enter into any capital commitments.

2.6  Dividends and distributions

     (A) No dividend or other distribution of profits or assets has been or agreed to be declared, made or paid by any Company since the Accounts Date.

     (B) All dividends or other distributions of profits or assets declared, made or paid since the date of incorporation of each Company have been declared, made and paid in accordance with the law and its articles of association (or equivalent documents).

2.7  Bank borrowings

     The Companies have no bank borrowings.

2.8  Loan capital and guarantees

     No Company has incurred any loan capital or any liability (whether present or future) in respect of any guarantee or indemnity.

2.9  Loans

     Other than the shareholders' loan as shown in the Accounts, no Company has lent any money which has not been repaid to it or owns the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

2.10 Bank accounts

     The statement of the Companies' bank accounts and of the credit or debit balances on them as presented by the Seller to the Purchaser is correct and none of the Companies has any other bank or deposit account (whether in credit or overdrawn) not included in the statement and since the date of that statement there has not been any payment out of any of the accounts and the balance on the accounts is not substantially different from the balances shown on the statement except payments made in the ordinary course of business.

2.11 Working capital

     Having regard to the existing bank and other facilities available to it, each Company has sufficient working capital for the purposes operating its business.

3.   COMMERCIAL

3.1  Trading contracts and outstanding offers

     The Companies have no trading contracts.

3.2  Material contracts

     The Companies have no material commercial contracts.

3.3  Agencies, etc.

     No Company is a party to:

     (A) any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement; or

     (B) any agreement or arrangement which restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

3.4  Intellectual property rights

     (A) No activities of any Company (or of any licensee under any licence granted by a Company) infringe or are likely to infringe any Intellectual Property Rights of any third party and no claim has been made against any Company or any such licensee in respect of such infringement.

     (B)  The Companies do not own or use any Intellectual Property Rights.

3.5  Insurance

     The Companies have not attained any insurance policies.

3.6  No powers of attorney

     No Company has granted any power of attorney or similar authority which remains in force.

3.7  Equipment in working

     The Companies do not have any machinery and equipment.

4.   TAXATION

4.1  Tax returns

     To the best knowledge and belief of the Seller, all necessary information, notices, accounts, statements, reports, computations and returns which ought to have been made or given have been properly and duly submitted by each Company to the relevant taxation or excise authorities whether of Hong Kong or elsewhere and all information, notices, computations and returns submitted to such other authorities are true and accurate and are not the subject of any material dispute nor are likely to become the subject of any material dispute with such authorities.

4.2  Taxation liabilities

     To the best knowledge and belief of the Seller, all taxation of any nature whatsoever whether of Hong Kong or elsewhere for which any Company is liable or for which the Company is liable to account has been duly paid (insofar as such taxation ought to have been paid) and without prejudice to the generality of the foregoing each Company has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made.

5.   PROPERTIES

     The Companies do not own any properties in the PRC or elsewhere.

6.   EMPLOYEES

6.1  Interpretation

     In this paragraph 6:

     "employee" includes a director and any officer of the Company whether or not he has entered into or works under (or, where the employment has ceased, worked under) a contract of employment.

6.2  Particulars of employees

     The Seller is not aware of any employee of any Company who has given, or has been given, notice of termination of his employment or has indicated an intention to terminate his/her employment.

6.3  Terms of employment

     (A) There is no scheme in operation by or in relation to any Company under which any employee or other person is entitled to a commission or remuneration of any other sort arising in relation to the level of and/or calculated by reference to the whole or part of the turnover, profits or sale of any Company.

     (B) The Seller is not aware of any proposal, assurance or commitment which has been communicated to any person regarding any change to his/her terms of employment or regarding the continuance, introduction, increase or improvement of any benefit.

     (C) All subsisting contracts of employment are terminable by it on one month's notice or less without compensation (other than compensation pursuant to the Employment Ordinance in relation to AIS or other applicable laws).

6.4  Compensation and other sums due to employees

     The Seller is not aware that any Company has any liability to pay compensation for loss of office or employment or a redundancy payment to any present or former employee or to make any payment under any provision of the Employment Ordinance or similar law.

6.5  Loans to employees

     The Company has not made any loan or advance to any employee or past or prospective employee which is outstanding.

                   SCHEDULE 4: WARRANTIES OF SHENZHEN FREENET

1.   GENERAL
     -------

1.1  Accuracy of recitals and schedules

     The particulars relating to Shenzhen Freenet set out in the recitals to this Agreement are true and accurate.

1.2  Memorandum and articles of association, statutory books and returns

     (A) A copy of the articles of association of Shenzhen Freenet which has been given to Simmons & Simmons is accurate and complete in all respects and has annexed or incorporated copies of all resolutions or agreements required to be so annexed or incorporated by the rules and regulations governing companies in the PRC.

     (B) The statutory books and registers of Shenzhen Freenet have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

     (C) AU returns and particulars, resolutions and other documents which Shenzhen Freenet is required by law to file with or deliver to the registrar of companies or its equivalent have been correctly made up and duly filed or delivered.

1.3  Ownership of Interest

     (A) Save and except the Option and Pledge Agreements and the management stock option scheme, no person is entitled or has claimed to be entitled to require Shenzhen Freenet to issue any share or loan capital either now or at any future date whether contingently or not.

     (B) Save and except the Option and Pledge Agreements and the management stock option scheme, there is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the equity interest of Shenzhen Freenet nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing.

1.4  Subsidiaries, associations and branches

     (A) Save and except the hyperlink arrangement with Acer, Shenzhen Freenet has no subsidiaries nor is it a member of any partnership or other unincorporated association, joint venture or consortium.

     (B) Shenzhen Freenet has one branch office in Guangzhou and is applying for the establishment of a branch in Beijing.

1.5  Ownership of assets

     (A) Shenzhen Freenet owned at the Accounts Date all the assets included in the Accounts.

     (B) Except for current assets offered for sale or sold in the ordinary course of trading, Shenzhen Freenet has not since the Accounts Date disposed of any of the assets with value over US$5,000.00 included in the Accounts as per single transaction.

     (C) Save as disclosed by the Seller, none of the property, assets, undertaking, goodwill or uncalled capital of Shenzhen Freenet is subject to any encumbrance (including, without limitation, any debenture, mortgage, charge, lien, deposit by way of security, bill of sale, lease, hire-purchase, credit-sale or other agreement for payment on deferred terms, option or right of pre-emption) or any agreement or commitment to give or create any of the foregoing.

     (D) To the best belief and knowledge of the Seller, the assets of Shenzhen Freenet comprise all the assets necessary for the operation of its business as carried on at the date of this Agreement.

1.6  Vulnerable antecedent transactions

     To the best belief and knowledge of the Seller, Shenzhen Freenet has not taken any steps to be a party to a transaction or enter into any disposition of property pursuant to or as a result of which an asset owned, purportedly owned or otherwise held by Shenzhen Freenet is liable to be transferred or re-transferred to another person or which gives or may give rise to a right of compensation or other payment in favour of another person.

1.7  Compliance with statutes

     To the best belief and knowledge of the Seller, neither Shenzhen Freenet, nor any of its officers, agents or employees (during the course of their duties), has done or omitted to do anything which is a contravention of any statute, order, regulation or the like giving rise to any fine, penalty or other liability or sanction on the part of Shenzhen Freenet which could have produced adverse effect on the normal operation of Shenzhen Freenet.

1.8  Licenses and consents

     Save as disclosed by the Seller and to the best belief and knowledge of the Seller, Shenzhen Freenet has licences (including statutory licences) and consents, as attached hereto as Appendix A, which are necessary to Shenzhen Freenet to own and operate its assets and to carry on its business as it does at present and the Seller is not aware of anything that might result in the revocation, suspension or modification of any of those licences or consents or that might prejudice their renewal.

1.9  Insider contracts

     (A) Save as disclosed by the Seller including but not limited to the documents as set out in the list attached hereto as Appendix B. Shenzhen Freenet is not a party to any contract or arrangement in which the Seller or any person connected with the Seller is interested, directly or indirectly, nor has there been any such contract or arrangement at any time since Shenzhen Freenet's incorporation up to the date of this Agreement.

     (B) Save as disclosed and to the best belief and knowledge of the Seller, Shenzhen Freenet is not a party to, nor has its profits or financial position since the date of its incorporation been adversely affected by, any contract or arrangement which is not of an arm's-length nature.

     (C) Save as disclosed by the Seller including but not limited to the documents as set out in the list attached hereto as Appendix B, neither the Seller nor any person connected with the Seller is a party to any outstanding agreement or arrangement for the provision of finance, goods, services or other facilities to or by Shenzhen Freenet or in any way relating to Shenzhen Freenet or its affairs.

1.10 Litigation

     To the best knowledge and belief of the Seller, Shenzhen Freenet has not received any written notice in which:

     (A) Shenzhen Freenet is engaged in any litigation or arbitration proceedings.

     (B) Shenzhen Freenet has done or omitted to do anything which will give rise to any litigation or arbitration proceedings by or against Shenzhen Freenet.

     (C) Shenzhen Freenet is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body.

1.11 Insolvency

     (A) To the best knowledge and belief of the Seller, Shenzhen Freenet has not received any written notice in which:

          (1) any receiver, liquidator, provisional administrator or other person carrying on similar function has been appointed in respect of Shenzhen Freenet or in respect of the whole or any part of the assets or undertaking of Shenzhen Freenet;

          (2) any winding up or administrative order has been made and no petition has been presented for such an order in respect of Shenzhen Freenet; and

          (3) any unsatisfied judgment, order or award is outstanding against Shenzhen Freenet and any written demand under Section 178(1)(a) of the Companies Ordinance or any applicable laws has been made against Shenzhen Freenet and any distress or execution has been levied on, or other process commenced against, any asset of Shenzhen Freenet.

     (B) To the best knowledge and belief of the Seller, Shenzhen Freenet has not received any notice in which:

          (1) any meeting has been convened at which a resolution shall be proposed, any resolution has been passed, any petition has been presented and any order has been made for the winding up or dissolution of Shenzhen Freenet or for an administrative order in respect of Shenzhen Free net; and

          (2) Shenzhen Freenet has stopped or suspended payment of its debts, become unable to pay its debts (within the meaning of Section 178 of the Companies Ordinance or any similar provisions under the applicable laws) or otherwise become insolvent.

     (C) To the best knowledge and belief of the Seller, Shenzhen Freenet has not received any written notice in which any circumstances have arisen which entitle any person to take any action commence proceedings or obtain any order of the type mentioned in paragraphs (A) and (B) above.

2.   ACCOUNTS AND FINANCIAL
     ----------------------

2.1  Accuracy of Accounts

     To the best belief and knowledge of the Seller:

     (A) have been prepared in accordance with generally accepted accounting principles and practices in the PRC;

     (B) correctly state the material assets of Shenzhen Freenet and give a true and fair view of the state of affairs of Shenzhen Freenet as at the Accounts Date and of the profit or loss of Shenzhen Freenet for the period ended on the Accounts Date or (as the case may be) in respect of the periods for which they were prepared;

     (C) contain either provisions which the Seller believes to be adequate to cover, or full particulars in notes, of all taxation (including deferred taxation) and other liabilities (whether quantified, contingent or otherwise) of Shenzhen Freenet as at the Accounts Date; and

     (D) are not materially and adversely affected by any unusual or non-recurring items.

2.2  Book debts

     Other than the shareholders' loans and such other loans as shown in the Accounts, Shenzhen Freenet has no outstanding book debts as at the Account Date.

2.3  Books and records

     To the best belief and knowledge of the Seller, all accounts, books, ledgers, and other financial records of Shenzhen Freenet:

     (A) have been properly maintained and contain accurate records of all matters required to be entered in them in accordance with generally accepted accounting principles and practices, and applicable statues and regulations; and

     (B) give a true and fair view of the matters which ought to appear in them.

2.4  Position since Accounts Date

     Since the Accounts Date:

     (A) Shenzhen Freenet has conducted its business in a normal and proper manner in which the Company has been conducting its business;

     (B) Shenzhen Freenet has not entered Into any unusual contract or commitment or otherwise depart from its normal course of trading; and

     (C) there has been no material adverse change to the Accounts since Accounts Date.

2.5  Capital commitments

     Save as disclosed by the Seller (including but not limited to the list of capital commitments as set out in Appendix C), Shenzhen Freenet had not incurred any commitments on capital account outstanding at the Accounts Date and since the Accounts Date Shenzhen Freenet has not entered into nor agreed to enter into any capital commitments in excess of US$5,000 per a single transaction.

2.6  Dividends and distributions

     (A) No dividend or other distribution of profits or assets has been or agreed to be declared, made or paid by Shenzhen Freenet since the Accounts Date.

     (B) All dividends or other distributions of profits or assets declared, made or paid since the date of incorporation of Shenzhen Freenet have been declared, made and paid in accordance with the law and its articles of association (or equivalent documents).

2.7  Bank borrowings

     Shenzhen Freenet has no bank borrowing.

2.8  Loan capital and guarantees

     Shenzhen Freenet has no and has not incurred any loan capital nor any liability other than shareholders' loans or such other loan as shown in the Accounts in respect of any guarantee or indemnity.

2.9  Loans

     Other than the shareholders' loan as shown in the Accounts, Shenzhen Freenet has not lent any money exceeding US$5,000 which has not been repaid to it or owns the benefit of any debt (whether present or future) other than debts accrued to it in the ordinary course of its business.

2.10 Bank accounts

     The statement of Shenzhen Freenet bank accounts and of the credit or debit balances on them as presented by the Seller to Purchaser is correct and Shenzhen Freenet has no other bank or deposit account (whether in credit or overdrawn) not included in the statement and since the date of that statement there has not been any payment out of any of the accounts and the balance on the accounts is not substantially different from the balances shown on the statement except payments made in the ordinary course of business.

2.11 Working capital

     Having regard to the provision of shareholders loan by the shareholders (which shareholders have no obligation to provide such shareholders loan), Shenzhen Freenet has sufficient working capital for the purposes of operating its business till Completion.

3.   COMMERCIAL
     ----------

3.1  Trading contracts and outstanding offers

     (A) Save as disclosed, Shenzhen Freenet has observed and performed, to the best of its reasonable efforts, the terms and conditions on its part to be observed and performed under its trading contracts.

     (B) Shenzhen Freenet will not be required after the date of this Agreement to undertake any work or supply any goods or services which will have a material adverse effect on Shenzhen Freenet except on normal commercial terms under a contract entered into on or before the date of this Agreement.

3.2  Material contracts

     Save as disclosed, Shenzhen Freenet is not a party to any contract, arrangement, or obligation which, whether by reason of its nature, term, scope, price or otherwise, is or is likely to be:

     (A)  of material importance; or

     (B) is not entered into in the ordinary course of business and has a material adverse effect to its business, profits or asset.

3.3  Intellectual property rights

     (A) Save as disclosed by the Seller, Shenzhen Freenet does not own or use any Intellectual Property Rights.

     (B) The Seller has not instructed any of the employees, officers or agents to infringe any Intellectual Property Rights of any third party and no claim has been made against Shenzhen Freenet or any such licensee in respect of such infringement.

3.4  Insurance

     Save as disclosed, Shenzhen Freenet has not attained any insurance policies.

3.5  No powers of attorney

     Shenzhen Freenet has not granted any power of attorney or similar authority which remains in force as at the Completion.

3.6  Equipment in working

     The machinery and equipment of Shenzhen Freenet and all vehicles and office equipment owned or used by it is in satisfactory working order.

4.   TAXATION
     --------

4.1  Tax returns.

     To the best knowledge and belief of the Seller, all necessary information, notices, accounts, statements, reports, computations and returns which ought to have been made or given have been properly and duly submitted by Shenzhen Freenet to the relevant taxation or excise authorities whether of the PRC or elsewhere and all information, notices, computations and returns submitted to such other authorities are true and accurate and are not the subject of any material dispute nor are likely to become the subject of any material dispute with such authorities.

4.2  Taxation liabilities

     To the best knowledge and belief of the Seller, all taxation of any nature whatsoever whether of the PRC or elsewhere for which Shenzhen Freenet is liable or for which Shenzhen Freenet is liable to account has been duly paid (insofar as such taxation ought to have been paid) and without prejudice to the generality of the foregoing Shenzhen Freenet has made all such deductions and retentions as it was obliged or entitled to make and all such payments as should have been made.

5.   PROPERTIES
     ----------

     Shenzhen Freenet does not own any property in the PRC or elsewhere.

6.   EMPLOYEES
     ---------

6.1  Interpretation

     In this paragraph 6:

     "employee" includes a director and any officer of Shenzhen Freenet whether or not he has entered into or works under (or, where the employment has ceased, worked under) a contract of employment.

6.2  Particulars of employees

     The Seller is not aware of any employee of Shenzhen Freenet who has given, or has been given, notice of termination of his employment or has indicated an intention to terminate his/her employment.

6.3  Terms of employment

     (A) Save as the management stock option scheme which has been disclosed by the Seller, there is no scheme in operation by or in relation to Shenzhen Freenet under which any employee or other person is entitled to a commission or remuneration of any other sort arising in relation to the level of and/or calculated by reference to the whole or part of the turnover, profits or sale of Shenzhen Freenet.

     (B) The Seller is not aware of any proposal, assurance or commitment has been communicated to any person regarding any change to his/her terms of employment or regarding the continuance, introduction, increase or improvement of any benefit.

     (C) All subsisting contracts of employment are terminable by it on one month's notice or less without compensation.

6.4  Compensation and other sums due to employees

     The Seller is not aware that Shenzhen Freenet has any liability to pay compensation for loss of office or employment or a redundancy payment to any present or former employee or to make any payment under any provision of the labour laws in the PRC.

6.5  Loans to employees

     Save and except in the normal course of business, Shenzhen Freenet has not made any loan or advance to any employee or past or prospective employee which is outstanding.

                                   Appendix A
                                   ----------

1.   Enterprise Business License (Certificate number: 4403011035549)(2000/04/27)
2.   Enterprise Business License (copy) (Certificate number:
     4403011035549)(2000/04/27)
3.   PRC Organization Unicode Certificate (Code : 71524715-4)
4.   Taxation Certificate (Shenzhen Local Tax: 440304715247153) (2000/04/20)
5.   Taxation Certificate (State Tax Shenzhen: 440301715247154) (2000/04/20)
6.   Taxation Certificate (copy) (Shenzhen Local Tax: 440301715247154)
     (2000/04/20)

                                   Appendix B
                                   ----------

1.   Promissory Notes for Shareholder Loans

     (a)  Promissory Note to Cathay

     (b)  Promissory Note to each Amerinvest Shareholders:

          (i)   Pluto
          (ii)  Formation
          (iii) Amerinvest Technology
          (iv)  Mercantile
          (v)   Transfield
          (vi)  Untini
          (vii) Cheung Hoi Ping

2. Loan Agreement for loan from AIS (formerly known as Rich Wealth Holdings Limited) to Sing Wang

3.   Loan Agreement for loan from Sing Wang to Shenzhen Freenet

4. Equipment Contract dated 1st February, 2000 made between Yi Zi Man Precision Equipment (Shenzhen) Company Limited and Shenzhen Freenet Information Technology Company Limited;

5. Technology Development Contract dated 1st February, 2000 made between Shenzhen Freenet Information Technology Company Limited and Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited;

6. Exclusive Agency Agreement dated 1st February, 2000 made between Shenzhen Freenet Information Technology Company Limited and Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited;

7. Option and Pledge Agreement dated 6th December, 1999 made between Rich Wealth Holdings Limited, Shenzhen Freenet Information Technology Company Limited and Sing Wang together with Share Assignment Form (in Chinese);

8. Option and Pledge Agreement dated 6th December, 1999 made between Rich Wealth Holdings Limited, Shenzhen Freenet Information Technology Company Limited and Ying Wang together with Share Assignment Form (in Chinese); and

9. Option and Pledge Agreement dated 6th December, 1999 made between Rich Wealth Holdings Limited, Shenzhen Freenet Information Technology Company Limited and Peng Wang together with Share Assignment Form (in Chinese).

                                   Appendix C
                                   ----------

----------------------------------------------
1.   Ad manger                    RMB785,588
----------------------------------------------
2.   Storage Tek storage system   RMB621,206
----------------------------------------------
3.   First Dell filer             RMB1,725,809
----------------------------------------------
4.   Dell servers                 RMB1,061,969
----------------------------------------------

                                   SCHEDULE 5

A.   Production of certified true copies of the documents as per Appendix A.

B. Production of the following legal opinions to the reasonable satisfaction of Tom:-

     (1) a legal opinion to be provided by Guangdong Guangxin Law Offices ("PRC Counsel Guangxin") regarding matters set out in our letter dated 29/th/ August, 2000 as attached hereto; and

     (2)  (2) a legal opinion to be provided by PRC Counsel Guangxin regarding
          (a) the regarding the procedures and steps for exercising of the option referred to in the three Option and Pledge Agreements by AIS; and (b) on the assumption that AIS nominates PRC residents to take up interests under the Option and Pledge Agreements, the legality of enforcing the option under the Option and Pledge Agreements by the PRC residents; and that the Option and Pledge Agreements are not legally enforceable if the interest is not taken up by PRC residents;

     (3) a legal opinion to be provided by Jingtian & Gongcheng regarding the validity of the consultancy/management agreements made between Yi Zi man Precision Equipment (Shenzhen) Company Limited, Yi Li Chuang Li Precision Device Technology (Shenzhen) Company Limited, Hai Di Le Ji Enterprise Identity (Shenzhen) Company Limited and Shenzhen Freenet;

     (4) a legal opinion to be provided by Stevenson, Wong & Lai stating that upon the transfer of the Sale Shares by the Seller to the Purchaser, AIS shall remain the wholly owned subsidiary of the Company and that the rights and interests of AIS under the Option and Pledge Agreements shall remain the same notwithstanding transfer of the Sale Shares by the Seller to the Purchaser;

     (5) a legal opinion to be provided by Stevenson, Wong & Lai regarding the legal enforceability of the Option and Pledge Agreements and their Supplemental Agreements against Sing Wang and Peng Wang in Hong Kong; and

     (6) a legal opinion to be provided by Guangxin regarding validity of the Option and Pledge Agreements and their Supplemental Agreements.

                            Appendix A of Schedule 5

                 List of documents provided to Simmons & Simmons
                 -----------------------------------------------
                        by Stevenson, Wong & Lai ("SWL")
                        --------------------------------

I. Documents provided under the cover of SWL's letters dated 1/st/ August, 2000:-

II. Documents provided under the cover of SWL's 2nd letter dated 1st August, 2000:-

III. Documents provided under the cover of SWL's letter dated 2nd August, 2000:-

IV. Documents provided under the cover of SWL's 2/nd/ letter dated 2nd August, 2000:-

V. Provided the following documents under the cover of our letter dated 3/rd/ August, 2000:-

VI. Documents provided under the cover of SWL's 3/rd/ letter dated 3/rd/ August, 2000:-

VII. Documents provided under the cover of SWL's fax dated 28/th/ August, 2000:-

VIII. Documents provided under the cover of SWL's letters dated 28/th/ August, 2000:-

IX. Documents provided under the cover of SWL's letter dated 30/th/ August, 2000:-

                                   SCHEDULE 6

                                   MEMORANDUM
                                   ----------

        Compliance procedure required by the Hong Kong Stock Exchange in relation to connected transactions

 (The following timetable assumes a waiver from the Hong Kong Stock Exchange on the holding of an extraordinary general meeting is granted)

     Events                                                               Date
------------------------------------------------------------------     ---------

Signing of the share transfer agreement                                    D

..  the transaction pursuant to the share transfer agreement (the
   "Transaction") shall be conditional on the approval of the independent shareholders of Tom.com in a general meeting

Announcement

..  the contents of the announcement are prescribed by the GEM             D+1
   Listing Rules and shall be approved by the Stock Exchange

Circular to shareholders of Tom.com

..  contents of the circular are prescribed by the GEM Listing             D+22
   Rules and shall be approved by the Stock Exchange. The circular shall include the following information:

     (i)   details of the Transaction;

     (ii) a recommendation from the independent non-executive directors as to how to vote;

     (iii) independent financial advisor's opinion letter stating whether or not, in its opinion, the Transaction is fair and reasonable and is in the interest of the shareholders of Tom.com as a whole.

Approval from the Stock Exchange regarding the permission to list        D+22+4
and deal in the Consideration Shares                                   (business
                                                                          days)

Completion

                             MEMORANDUM
                             ----------

  Compliance procedure required by the Hong Kong Stock Exchange in relation to connected transactions

       (The following timetable assumes a waiver from the Hong Kong Stock Exchange on the holding of an extraordinary general meeting is not granted)

     Events                                                              Date
------------------------------------------------------------------     ---------
Signing of the share transfer agreement                                    D

..  the transaction pursuant to the share transfer agreement (the
   "Transaction") shall be conditional on the approval of the independent shareholders of Tom.com in a general meeting;

Announcement

..  the contents of the announcement are prescribed by the GEM             D+1
   Listing Rules and shall be approved by the Stock Exchange;

Circular to shareholders of Tom.com

..  contents of the circular are prescribed by the GEM Listing             D+22
   Rules and shall be approved by the Stock Exchange. The circular shall include the following information:

     (i)   details of the Transaction;

     (ii) a recommendation from the independent non-executive directors as to how to vote;

     (iii) independent financial advisor's opinion letter stating whether or not, in its opinion, the Transaction is fair and reasonable and is in the interest of the shareholders of Tom.com as a whole.

Notice of meeting for an extraordinary general meeting to approve         D+22
the Transaction

Extraordinary general meeting                                             D+39

Approval from the Stock Exchange regarding the permission to list        D+39+4
and deal in the Consideration Shares                                   (business
                                                                         days)
Completion

                                   SCHEDULE 7

[CHART APPEARS HERE]

                                       25